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MIMEDX GROUP, INC.

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MiMedx Shareholders Overwhelmingly Support Election of All Three of MiMedx’s

Highly Qualified Director Nominees

Preliminary Vote Count Indicates that MiMedx’s Director Nominees Received Support from

Approximately 80% of the Votes Cast

MiMedx Shareholders Reject Petit Group’s Proposal to Hold 2019 Meeting in August

MARIETTA, Ga., June 17, 2019 — MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, today announced preliminary results of its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Based on a preliminary vote count provided by the Company’s proxy solicitors following the Company’s Annual Meeting, shareholders have voted to elect all three of MiMedx’s nominees to the Board: K. Todd Newton, Dr. Kathleen Behrens Wilsey and Timothy R. Wright.

The preliminary results also indicate that shareholders have rejected the two shareholder proposals submitted by Parker H. “Pete” Petit at the Company’s 2018 Annual Meeting, including the proposal to hold the next “annual” meeting in August 2019.

MiMedx issued the following statement:

We thank our shareholders for their strong support and participation. The overwhelming support the Company has received throughout this process is an unmistakable statement by MiMedx’s shareholders that it is time to move beyond the Pete Petit era and to focus again on MiMedx’s business and growth opportunities. With such strong support for our new CEO and Board members, we are hopeful that Mr. Petit will stand down from further actions that could distract the Company from its mission to serve patients and in turn create value for shareholders. The new management team and refreshed Board are eager to get back to work and further distinguish MiMedx as a leader in advanced wound care and an emerging therapeutic biologics company.

The Company will file preliminary voting results with the Securities and Exchange Commission on a Form 8-K within four business days, and final voting results will be filed on a Form 8-K once they are certified by the independent inspector of elections.

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.5 million allografts to date. For additional information, please visit www.mimedx.com.

Contacts

Investors:

Hilary Dixon

Corporate & Investor Communications

770.651.9066

investorrelations@mimedx.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Annabelle Rinehart

212.355.4449